UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2019

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2019, Mr. Harvey Bazaar resigned from the board of directors of CPI Aerostructures, Inc. (the “Company”) and from each committee on which he served. Mr. Bazaar’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices (financial or otherwise). After Mr. Bazaar’s resignation, the size of the Company’s board of directors was reduced to seven.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on June 13, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered three proposals: (i) the election of one Class I director and three Class III directors; (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and (iii) the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Company’s board of directors is divided into three classes, with one class of directors being elected each year and each class serving a three-year term. The term of office of the Company’s Class III directors, consisting of Carey Bond, Michael Faber, and Douglas McCrosson, expired at this year’s Annual Meeting. The term of office of the Company’s Class I directors, Harvey J. Bazaar and Terry Stinson, expires at the 2020 Annual Meeting. The term of office of the Company’s Class II directors, Walter Paulick and Eric Rosenfeld, expires at the 2021 Annual Meeting.

As previously announced, on April 15, 2019 the board increased its size from seven to eight members and appointed Janet Cooper to fill the vacancy created by such increase until this year’s Annual Meeting. Pursuant to New York law and the Company’s bylaws, newly created board positions may not be classified until the next Annual Meeting, and any directors appointed by the board to fill a vacancy serve only until the next Annual Meeting. Accordingly, our board of directors has nominated Ms. Cooper for election to serve as a Class I director until the term of our Class I directors ends at the 2020 Annual Meeting.

The board of directors nominated the current Class III directors, Carey Bond, Michael Faber, and Douglas McCrosson, for re-election as Class III directors. The board of directors nominated Janet Cooper for election as a Class I director.

The results of the matters voted upon at the Annual Meeting are set forth below:

Proposal No. 1 – Election of directors.

The election of each director nominee was approved, as follows:

Name	For	Authority Withheld	Broker Non-Votes
Janet Cooper – Class I	7,242,995	127,106	3,238,703
Carey Bond – Class III	7,144,964	225,137	3,238,703
Michael Faber – Class III	5,518,558	1,851,543	3,238,703
Douglas McCrosson – Class III	7,172,664	197,437	3,238,703

Proposal No. 2 – Approval, on an advisory basis, of the compensation of Named Executive Officers.

The compensation of the Company’s Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers”) was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
7,040,198	283,992	45,911	3,238,703

Proposal No. 3 – Ratification of the appointment of CohnReznick LLP.

The ratification of the appointment of CohnReznick LLP was approved, as follows:

For	Against	Abstain
10,243,812	255,619	109,373

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2019	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer